EXHIBIT 10.7
                              PROGINET CORPORATION

                         MANAGEMENT CONTINUITY AGREEMENT


AGREEMENT  dated  __________________,  by  and  between  _________________  (the
"Executive") and Proginet Corporation (the "Company"), a Delaware corporation having its principal office at 200 Garden City Plaza, Garden City, NY 11530.

WHEREAS,  the  Executive  is  _________________________________________  of  the
Company; and

WHEREAS, the Company recognizes that in order to induce the Executive to remain in the employ of the Company, to reinforce his motivation to increase the value of the Company for its shareholders, and to strengthen his objectivity during any period when a Change of Control (as defined in paragraph 5(a) below) of the Company is contemplated or could occur, it must provide the Executive with security against the possibility that his employment could be terminated as a result of a Change of Control;

NOW, THEREFORE, the parties hereby agree, for the mutual considerations stated below, as follows:

1. The term of this Agreement (the "Term") shall begin on the date hereof and shall end on the third anniversary of the date hereof; provided, that (i) the Term shall be automatically extended by one year as of the end of each year in the Term unless either party shall have given the other at least thirty days' written notice of a desire not to extend,
         (ii) if at any time before a Change of Control the Board of Directors of the Company (the "Board") gives the Executive written notice (x) that it has determined that he has willfully refused to perform his duties as Executive of the Company, and (y) setting forth in detail the conduct upon which such determination is based, and the Executive fails to correct such willful refusal to the satisfaction of the Board within 60 days following his receipt of such notice, then the Board may terminate this Agreement by written notice to the Executive, and (iii) the Term shall in all events end upon the voluntary retirement of the Executive.

2. If following a Change of Control (as defined in paragraph 5(a) below), the Company terminates the Executive without Cause (as defined in paragraph 5(b) below) or the Executive terminates his own employment for Good Reason (as defined in paragraph 5(c) below), the Executive shall be entitled to receive:

         (i) A lump sum payment representing the then present value (computed using the interest rate assumption set forth in paragraph 5(d) below) of the sum of (a) the aggregate amount of base compensation that he would have received for the period of eighteen months following the termination (or, if shorter, the period beginning on the day following the date of the termination and ending on the date he reaches age 65), assuming that his base compensation for that period was paid at the highest annual rate in effect at any time during the

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                  period of three years  immediately  preceding the termination, plus (b) the amount of annual bonuses that he would have received with respect to each calendar year and partial calendar year in the period of eighteen months following the termination (or, if shorter, the period beginning on the day following the date of the termination and ending on the date he reaches age 65), assuming that the amount of such bonuses for each complete calendar year in such period would have equalled, and the amount of such bonuses for each partial calendar year in such period would have equalled a pro rata portion of, the highest aggregate amount of such bonuses that he received for any one of the three calendar years preceding the termination;

         (ii) Continuation at Company expense for the period of eighteen months following the termination (or, if shorter, the period beginning on the day following the date of the termination and ending on the date he reaches age 65), of his participation in all retirement, medical, life insurance, disability, and other benefit plans and programs of the Company in which he was entitled to participate before the termination (or, in the case of any such plan or program the terms of which do not permit such continued participation, equivalent benefits outside such plan or program); and

         (iii) Executive job placement counseling at Company expense, provided, however, that the job placement counseling firm selected by the Executive shall be reasonably satisfactory to the Company. Such benefits are limited to one year.

3. If following a Change of Control (as defined in paragraph 5(a) below), the Company terminates the Executive with Cause (as defined in paragraph 5(b) below) or the Executive terminates his own employment without Good Reason (as defined in paragraph 5(c) below), the Executive shall be entitled to received six month's compensation and all benefits as set forth in paragraph 2(ii) above and Executive job placement counselling as set forth in paragraph 2(iii) above.

4. The Company shall pay all costs incurred by the Executive in enforcing the provisions of this Agreement, including reasonable legal fees and expenses.

5. (a) A "Change of Control" shall be deemed to have occurred if (i) there is a public offering or offerings of securities aggregating more than 75 percent of the total combined voting power of the Company's then outstanding securities; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") other than Joseph T. Mohen, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or its subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Company representing more than 20 percent of the total combined voting power of the Company's then outstanding securities, (iii) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of

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         1934 (the  "Exchange  Act") or in any other  filing  under the Exchange
         Act; or, (iv) during any period of twelve consecutive months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board or who represent institutions that were represented on the Board at the beginning of such period (the "Original Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in item
         (ii) or (v) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (b) of the directors then still in office who either were members of the Original Board or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (vi) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         (b) The Company shall have "Cause" to terminate the Executive's employment if a majority of the entire Board determines, after a hearing at which the Executive has the opportunity to be heard, that the Executive has committed (i) an act of gross negligence or willful misconduct which has caused material damage to the Company or its business, (ii) a felony involving money or other property, (iii) a crime of moral turpitude, or (iv) embezzlement or other criminal fraud.

         (c) The Executive shall have "Good Reason" to terminate his employment if (i) his duties or reporting responsibilities are materially changed,
         (ii) his base compensation is reduced or his performance compensation plan is altered in any material way, (iii) the terms of the Company's annual and long-term incentive plans and programs are materially changed, (iv) the office where he is primarily expected to perform his duties is relocated outside the New York metropolitan area, or (v) he otherwise suffers a material adverse change in the terms and conditions of his employment.

         (d) For purposes of this Agreement, present value shall be determined using an interest rate equal to that as of the date of the termination of employment.

6. Nothing contained herein shall be construed as conferring on the Executive any right to continued employment by the Company before the occurrence of a Change of Control.

7. This Agreement shall be governed by the laws of the State of New York, without reference to the rules of conflicts of law.



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         Agreed:                                 Agreed:


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         Executive                               For  Board of Directors